UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2012

NBCUniversal Media, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

333-174175	14-1682529
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza New York, New York	10112-0015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 664-4444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 8.01 Other Events

On October 5, 2012, NBCUniversal Media, LLC (the “Company”) expects to consummate the issuance and sale of $1,000,000,000 principal amount of its 2.875% Senior Notes due 2023 and $1,000,000,000 principal amount of its 4.450% Senior Notes due 2043 (collectively, the “Notes”), pursuant to an underwriting agreement dated September 28, 2012 among the Company and Credit Suisse Securities (USA) LLC; J.P. Morgan Securities LLC; Morgan Stanley & Co. LLC and RBC Capital Markets, LLC as representatives of the several underwriters named therein. The Notes will be issued pursuant to an Indenture dated as of April 30, 2010 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) and an officer’s certificate issued pursuant thereto.

The Notes are being offered pursuant to the Company’s Registration Statement on Form S-3 filed on September 28, 2012 (Reg. No. 333-184145), including the prospectus contained therein, and a related prospectus supplement dated September 28, 2012.

The material terms and conditions of the Notes are set forth in the Form of Officer’s Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein and in the Indenture filed as Exhibit 4 to the Company’s Registration Statement on Form S-4 filed May 13, 2011.

    Item 9.01(d) Exhibits

Exhibit Number	Description

4.1	Form of Officer’s Certificate setting forth the terms of the Notes

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBCUNIVERSAL MEDIA, LLC By: NBCUniversal, LLC, its sole member

Date: October 3, 2012	By:	/s/ Arthur R. Block
Name: Arthur R. Block
Title: Senior Vice President